UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    July 6, 2015 (July 6, 2015)

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538

(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202

(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operation and Financial Condition.

On July 3, 2015, Humana Inc. (“Humana” or the “Company”) and Aetna Inc. (“Aetna”) announced that they had entered into a definitive agreement under which Aetna will acquire all outstanding Humana shares for a combination of cash and stock valued at $37 billion or approximately $230 per Humana share based on the closing price of Aetna common shares on July 2, 2015 (the “Transaction”).  Humana and Aetna will host a conference call at 8:30 a.m. ET on Monday, July 6, 2015, to discuss the Transaction.  In advance of the call Humana has updated the Company’s financial results for the second quarter of 2015 and earnings guidance for full year 2015 in a presentation posted to the Company’s Investor Relations website.  That presentation includes the following items of note:

•	The Company now projects full-year 2015 adjusted earnings per share (“EPS”) of approximately $7.75, and second quarter 2015 adjusted EPS of $1.60 to $1.65(1).
•
The timing of the Company’s assessment of higher-than-expected medical costs for 2015 allowed the Company to reflect the impact of those costs in its 2016 Medicare Advantage bids, and the Company continues to target a 2016 Medicare pre-tax margin of 4.5 to 5 percent.

•	An independent assessment of the Company’s Individual Medicare Advantage (excluding pharmacy) reserves as of May 31, 2015 indicates they are good and sufficient.

Humana has posted the presentation to the Investor Relations portion of the Company’s website at www.humana.com.

(1)	Adjusted EPS is a financial measure not in accordance with Generally Accepted Accounting Principles (GAAP). Non-GAAP financial measures are as follows:

•
For the full year 2015, the Company’s projected GAAP EPS of approximately $9.28 was reduced to exclude $1.53 per share associated with the full amount of the expected gain from the sale of the company’s Concentra business, resulting in adjusted EPS of approximately $7.75.

•
For the second quarter of 2015, the Company’s GAAP EPS guidance range of $2.78 to $2.83 was reduced to exclude $1.18 per share associated with the expected pretax gain from the sale of the Company’s Concentra business, resulting in adjusted EPS guidance range of $1.60 to $1.65.

Humana has included these non-GAAP financial measures since management believes these measures, when presented in conjunction with the comparable GAAP measure, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Consequently, management uses these non-GAAP financial measures as an indicator of business performance, as well as for operational planning and decision-making purposes.  These non-GAAP measures should be considered in addition to, but not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Cynthia H. Zipperle Cynthia H. Zipperle Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

Dated:    July 6, 2015